Exhibit 10.1

FOURTH AMENDMENT
TO THE
ENSCO INTERNATIONAL INCORPORATED
2005 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is effective the 21st day of May, 2008, except as otherwise specifically provided herein, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, the Company has adopted the ENSCO International Incorporated 2005 Long-Term Incentive Plan (the "Plan") effective January 1, 2005; and

WHEREAS, the Nominating, Governance and Compensation Committee of the Board of Directors of the Company has approved this Fourth Amendment to the Plan during a regular meeting held on May 21, 2008; and

WHEREAS, the Company now desires to adopt this Fourth Amendment to the Plan in order to accord the Committee authority and discretion to grant equity awards under the Plan to Participants who will attain Normal Retirement Age within a specified period of time following the Date of Grant that will not vest on Normal Retirement Age, but instead will vest on a specified deferred date following the achievement of Normal Retirement Age, in each case as determined by the Committee;

NOW, THEREFORE, in consideration of the premises and the covenants therein contained, the Company hereby adopts the following Fourth Amendment to the Plan:

Section 3(b)(xviii) is hereby amended to read as follows:

"(xviii)	Notwithstanding the provisions of Section 13(b), to issue Awards of Options and Restricted Stock, or either of them, which, in the Committee's discretion, (A) will not be subject to accelerated vesting and, as respects Options, may not remain exercisable for the entire Option Term upon achievement of Normal Retirement Age, and/or (B) with respect to any Participants who will attain Normal Retirement Age within a specified period of time following the Date of Grant, will be subject to accelerated vesting upon a specified deferred date following the achievement of Normal Retirement Age and, as respects Options, may remain exercisable for the all or a portion of the entire Option Term upon that specified deferred date following achievement of Normal Retirement Age, all as shall be determined by the Committee and stated in the Award."
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IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Fourth Amendment to be executed effective as first above written.

ENSCO INTERNATIONAL INCORPORATED

/s/   Charles A. Mills
Charles A. Mills,
Vice President - Human Resources and Security

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